Exhibit 26-(h)(14)(d): Amendment No. 5 to Participation Agreement by and among ReliaStar Life Insurance Company, Putnam Variable Trust and Putnam Retail Management, L.P.

AMENDMENT 5 TO
PARTICIPATION AGREEMENT
BY AND AMONG
RELIASTAR LIFE INSURANCE COMPANY
AND
PUTNAM VARIABLE TRUST
AND
PUTNAM RETAIL MANAGEMENT, L.P.

THIS AMENDMENT 5 TO PARTICIPATION AGREEMENT ("Amendment 5") is made and entered into this 29th day of August, 2003 among ReliaStar Life Insurance Company (the "Company"), Putnam Mutual Funds Corp. (the "Fund"), and Putnam Mutual Funds Corp. (the "Distributor").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 14, 1994 (the "Agreement"); and

WHEREAS, each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's variable life insurance policies and variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

2.(g) ING Protector Elite Variable Life Insurance Policy form No. 86-080 and the state exceptions.

2.(h) ING Investor Elite Variable Life Insurance Policy form No. 126440 and the state exceptions.

Upon making such insertion the existing Schedule A is replaced in its entirety with the attached new Schedule A dated August 29, 2003

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 29, 2003.

RELIASTAR LIFE INSURANCE COMPANY	PUTNAM VARIABLE TRUST

By: /s/ Lawrence D. Taylor	By: /s/ Beth S. Mazor
Name: Lawrence D. Taylor	Name: Beth S. Mazor
Title: Vice President and Actuary	Title: Senior Vice President

PUTNAM RETAIL MANAGEMENT, INC.

By: /s/ Eric S. Levy
Name: Eric S. Levy
Title: Managing Director

SCHEDULE A
CONTRACTS

1. ReliaStar Select Variable Account

(a) Flexible Premium Individual Deferred Retirement Annuity Form No. 81-870 and the state exceptions (Select*Annuity II).

(b) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Select*Annuity III)

(c) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Advantage SE).

2. Select*Life Variable Account

(a) Flexible Premium Variable Life Insurance Policy Form No. 83-300 and the state exceptions (Select*Life I)

(b) Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II)

(c) Flexible Premium Variable Life Insurance Policy Form No. 84-795 and the state exceptions (Select*Life III)

(d) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).

(e) Flexible Premium Variable Life Insurance Policy Form No. 85-484 and the state exceptions (FlexDesign).

(f) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).

(g) ING Protector Elite Variable Life Insurance Policy Form No. 86-080 and the state exceptions.

(h) ING Investor Elite Variable Life Insurance Policy Form No. 126440 and the state exceptions.